Property Evaluation Report

for the

Gaoping Phosphate Property

Tanjiachang Phosphorite Area, Chenxi County, Hunan Province,

Peoples Republic of China

For

Silver Castle Investments (Hong Kong)

Chenxi County Hongyu Mining Co. Ltd.

And Sterling Group Ventures Inc.

STERLING GROUP VENTURES INC.
308 -1228 MARINASIDE CR.,
VANCOUVER B.C. V6Z 2W4

Effective Date:

November 1st 2011

Norm Tribe, P.Eng

NT&A

PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE

Property Evaluation Report for the Gaoping Phosphate Property

Table of Contents

Summary 1
Introduction 3
Reliance on Other Experts 3
Property Description and Location 4
Accessibility, Climate, Local Resources, Infrastructure and Physiography 8
History 10
Geological Setting and Mineralization 10
  Regional Geology 10
  Geological Structure 12
  Regional Mineral Resources 13
  Local (Tanjiachang Mine) Geology 13
  Geological Structure 16
Exploration 16
Drilling 16
Trench Sampling 16
Sample Preparation, Analyses and Security 17
Mineral Processing and Metallurgical Testing 17
  The Mining Lease 18
  The Expanded Lease 21
  The Tanjiachang Exploration Concession 23
Mineral Reserve Estimates 23
Mining Methods 39
Mineral Processing 40
Project Infrastructure 42
Market Studies and Contracts 43
Environmental Studies, Permitting and Social or Community Impact 43
  Environment 43
  Permits and Approvals 43
Capital and Operating Costs 46

Economic Analysis 46
Adjacent Properties 47
Other Relevant Data and Information 47
Observations, Interpretation and Conclusions 48
Risk Analysis 49
Site Inspection 49
Recommendations 50
Budget 51
References 53
Date and Signature Page 55
Certificate 56
Consent of Qualified Person 57
Appendix I Assay Certificates
Appendix II Letter of Intent
Appendix III Environment Impact Study Approval

Property Evaluation Report for the Gaoping Phosphate Property

PROFESSIONAL PROVINCE OF N. L. TRIBE BRITISH COLUMBIA ENGINEER

List of Illustrations

Figure #1 Location map of Hunan Province and Chenxi County 4
Figure #2 Location Map of the Tanjiachang Phosphorite Area, at Gaoping 5
Figure #3 Map of the Mining Lease (Orange). Also the Exploration Area (Green)which is under a Letter of Intent and for which applications are being prepared. 6
Figure 3.1 Regional Exploration Area referred to as the Tanjiachang Exploration License centered on Gaoping. 7
Figure #4.0 Sections Legend 26
Figure #4.1 Section 3100 N 27
Figure #4.2 Section 3400 N 28
Figure #4.3 Section 3600 N 29
Figure #4.4 Section 3800 N 30
Figure #4.5 Section 4200 N 31
Figure #4.6 Section 4500 N 32
Figure #4.7 Section 4900 N 33
Figure #4.8 Section 5300 N 34
Figure #4.9 Section 5600 N 34
Figure #4.10 Section 5800 N 35
Figure #4.11 Section 6000 N 36
Figure #4.12 Section 6500 N 37
Figure #4.13 Section 6700 N 38
Figure #5 Phosphate Concentrator Flow Sheet. 41
Figure #6 Former Business License 44
Figure #7 Certificate of Approval for Establishment of Enterprises with Investment by Foreigners. 44
Figure #8 New Business License invested by Silver Castle Investment Ltd. 45
Figure #9 Mining Permit (Underground mining, 100,000 t/a, mining area is 0.425 km2, valid to November 10, 2014) 45
Figure #10 Geology and Lease Plan 50

Property Evaluation Report for the Gaoping Phosphate Property

List of Appendices

APPENDIX I Assay Certificates

APPENDIX II Letter of Intent and Plant Agreement.pdf

APPENDIX III Environment Impact Study Approval

Property Evaluation Report for the Gaoping Phosphate Property

Summary

The purpose of this report is to provide an evaluation of the Gaoping Property Chenxi County, Hunan Province, China. And to evaluate the Area referred to as the Tanjiachang Exploration License.

The Sterling Group Ventures Inc. through its wholly owned subsidiary in Hong Kong. Silver Castle Investments Inc. has acquired a Mining Lease covering a Phosphorite property 38 kilometers east of Chenxi in the Tanjiachang Phosphorite area. The lease is 0.425 square kilometers above an elevation of 510 meters. The company is preparing applications for an Exploration License referred to herein as the Tanjiachang Exploration Concession and this license is expected to be granted. A letter of intent, authored by the Chenxi County Merchants Bureau, Hunan Province, China, and Silver Castle Investments Ltd., supports this expectation. This Letter of Intent is presented in Appendix II

The property has had artisan production for many years and opportunity for an organized formal mining endeavor appears favorable.

Inferred Resource is 2,190,142 tonnes of 22.58% P_2O_5 within the mining lease

Expansion of the Lease to 1.34 square kilometers and to a depth of 440 meters elevation would increase the Resource to 7,874,148 tonnes of 22.58% P_2O_5.

Mining could commence immediately with an expenditure of about $500,000 This would provide surface infrastructure and mine startup funding. Collared on the phosphorite the mine would provide immediate income for the operation which would be self sustaining and profitable throughout the remainder of its development and exploitation phases.

Acquisition of the Tanjiachang Exploration Concession will cost ¥87,000,000 over a six year period. Most of this accredited through applied exploration and development work. The cost the acquisition of the Tanjiachang Exploration Concession is based on 58 million tonnes of phosphorite and a prepaid royalty of ¥1.5 per tonne amounting to $13.68 million. The payment of this royalty can be spread out over six years and a schedule of work credits is applied as payment in lieu. The exact numbers are therefore, not possible to be worked out.

A recommended exploration program on the Tanjiachang Concession consists of trenching, assaying and preliminary metallurgical testing. The total amount for this exploration work is budgeted at $127,350. These moneys would then be applied against the prepaid royalty.

Introduction

This report is written at the request of Richard (Xuxin) Shao, President of Sterling Group Ventures Inc. (Sterling) for the purpose of providing an assessment and evaluation of the phosphorite property. The property is owned by Silver Castle Investments Ltd. (Hong Kong), Chenxi County Hongyu Mining Co. and Sterling Group Ventures Inc., in Chenxi County, Hunan Province, in the Peoples Republic of China. The property consists of a fully permitted mining lease. A larger exploration area known as the Tanjiachang Village Phosphate Deposit is covered by a Letter of Intent between Chenxi County Merchants Bureau, Hunan Province, China and Silver Castle Investments Ltd. (Tanjiachang Exploration License).

The scope of this report was to visit the property and evaluate the mineralization and the potential for commercial mining of the phosphorite for the various agricultural applications both locally in South East China and as an export commodity.

Various papers translated from the Mandarin Chinese were provided by Sterling (translated by the Chinese Geologist) and serve the basis of much of the information in this report.

Reliance on Other Experts.

The writer is required by NI 43-101 to include a description of the property titles and the terms of any legal agreements. The writer does not speak or read Mandarin Chinese and so must rely on interpreters for this information and much of the other information presented in this report.

The writer is not familiar with Chinese Mining law except in a very general sense and must rely on the company interpretation of the various documents and their significance.


PROFESSIONAL
PROVINCE
N. L. TRIBE
BRITISH
COLUMBIA
ENGINEER
Beijing
Shanghai
Property location
Hong Kong

Figure #1 Location map of Hunan Province and Chenxi County

Property Description and Location

The property is located in Hunan Province in South Eastern China some 250 kilometers west of the Provincial Capital of Changsha and 120 kilometers north east of the regional center of Huaihua and 38 kilometers east of the County seat at Chenxi. There are several flights per day into Changsha from Beijing or Shanghai and three flights per week into Huaihua. Several daily bus schedules are available from Changsha to Huaihua. This trip takes about six hours and leaves every couple of hours. Reservations are required. Huaihua is a city of about six million people. The County of Chenxi has a population of five million and the city of Chenxi is the county seat. Chenxi has no air service and is quite agrarian in its culture.

The Gaoping Phosphate property consists of a mining lease outlined by the following UTM Coordinates:

1、X=3102000 Y=37444690 2、X=3102985 Y=37444925

3、X=3103920 Y=37445430 4、X=3104210 Y=37445300

5、X=3104593 Y=37445604 6、X=3104555 Y=37445715

7、X=3104215 Y=37445465 8、X=3103910 Y=37445600

9、X=3102915 Y=37445065 10、X=3102000 Y=37444850

See Figure #3 below or Figure #10 Plan Map in the Map packet.

The Gaoping Phosphate Mining Lease is 0.425 km^2 and the elevation is from +600 m to +510m. These 10 boundary points of Gaoping Phosphate Mining Lease are surveyed by official land surveyors. Mining leases in China are taxed according to the area they cover. In order to minimize the tax burden on this evolving enterprise the size of the mining lease has been deliberately kept small.

The Geographical coordinates of mine ranges：

Longitude East 110°26'15 "～110°27'05",

Latitude North 28°01'49"～28°03'14".

PROFESSIONAL ENGINEER N. TRIBE



GAOPING
Zhangjiajie
Changde
Yueyang
Yuanjiang
Yiyang
Taoyuan
Cili
Anhua
Changsha
Xiangtan
Zhuzhou
Xiangxiang
Loudi
Lengshuijiang
Huaihua
Shaoyang
Yichun
Pingxiang
Tongren
Xupu
Shuangfeng
H U N A N

Figure #2 Location Map of the Tanjiachang Phosphorite Area at Gaoping

Figure #2 Location Map of the Tanjiachang Phosphorite Area, at Gaoping


PROFESSIONAL
PROVINCE OF
N. L. TRIBE
BRITISH COLUMBIA
ENGINEER
PHOSPHORITE BED
FAULT
MINING LEASE BOUNDARY
AREA APPLIED FOR
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
COMPOSITE TOPOGRAPHY MAP
SHOWING THE PHOSPHORITE BED
AND THE MINING CLAIM BOUNDARY.
DATE - SEPTEMBER 1, 2011
DRAWN BY - N.L.T.
SCALE - NTS
FILE - CLM.DWG
N. TRIBE & ASSOCIATES LTD.

Figure #3 Map of the Mining Lease (Orange). Also the Exploration Area (Green)which is under a Letter of Intent and for which applications are being prepared.


S223
CHENXI
Chenxi
GAOPING
Tanjiachang
Exploration Concession
S308
PROFESSIONAL
PROVINCE OF
BRITISH COLUMBIA
ENGINEER

Figure #3.1 Regional Exploration Area referred to as the Tanjiachang Phosphate Area centered on Gaoping.

In addition to the Mining Lease referred to as the Gaoping Mining Lease, the company is preparing documents of application for the Tanjiachang Exploration License and has applied for and received a Letter of Intent from the Chenxi County authorities for exploration and developments rights on this large area covering most of the phosphorites in Tanjiachang Village Area. This concession is referred to in this report as the Tanjiachang Exploration License. *See Figure #4 and Figure #4.1.* The Gaoping Mining lease is outlined in orange in Figure #4 and the Tanjiachang Exploration Concession is outlined in Green.

The Tanjiachang Exploration Concession is outlined in Black in Figure #4.1 The Tanjiachang Exploration Concession covers 32 square kilometers.

It is the intention of the company, the Chenxi County Hongyu Mining Co. Ltd. (Hongyu) to expand the mining activity and capacity in the Tanjiachang Village Phosphate Area. In order to acquire a larger mining title, Hongyu was required to invest not less than ¥20 million (Yuan or Renminbi or RMBs) in the county including resource fees to the Chinese government and apply to expand the scale of current mining permit through the legal processes in China.

With respect to this intent, Silver Castle Investments Ltd has signed a Letter of Intent with Chenxi County arms – Chenxi County Merchants Bureau on July 8, 2011 (Letter of intent.pdf and its translation LOI with Chenxi county En.doc. See Appendix II). Former shareholders of Hongyu had also signed agreement with Chenxi county before they acquired Gaoping Mining Lease. The documents (Plant Agreement.pdf see Appendix II) state that "all resources in Tanjiachang village will be planned to be used for the new set company to mine". In other words the mineral rights are reserved for Hongyu. Mr. Xiang Chuan Ya former legal person of Hongyu has signed this Letter of Intent.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Gaoping Phosphate Mining Lease is located in Chenxi County. Chenxi City is the county seat and the lease is 36 km. ENE from Chenxi City. The lease area is

under the jurisdiction of Tanjiachang Municipality, Chenxi County, Hunan Province, Peoples Republic of China.

Roads in and around Chenxi City are in poor condition but are in the process of being repaired. Outside the city, the highway to the mining area is a narrow, rural agricultural and logging road, but is paved and in good condition. The secondary road turning off the highway about 2 km from the mining area, is less well maintained but is still paved and quite useable by 4x2 vehicles. The road along the mining lease is unpaved and occasionally steep but it is in good condition for a 4x4 vehicle. Logging trucks were using this road during the writers visit and this without problem except that the road is only one lane and passing has to be organized to take place where passing bays exist. The distance between mine site to Tanjiachang is around 7 km. Tanjiachang is connected to Chenxi City town by 30 km of good secondary highway. The total mileage from mine site to Chenxi the County seat is 37 km. The Gaoping Phosphate Mining Lease is 57 km. away from Chenxi Railway Station on Xiang-Qian Railway. Use of this rail service for material transportation is convenient and could prove to be an economic windfall.

Hunan has a humid, subtropical climate. The monsoon rain falls mostly in April, May, and June. July and August are hot and humid. Annual rainfall is 1,250 - 1,750 millimeters (49.2 to 68.9 inches) in Chenxi and is probably higher at the property due to an increase in elevation. Temperatures are 4°C to 8°C in January and 26°C to 30°C in July.

The area is said to have a variety of animals including 70 kinds of mammals, including tigers, bears and macaques, 310 kinds of birds, over 70 kinds of creeping animals and over 160 kinds of fish.

The Lease is in mountainous terrain with steep hill sides forested with native species and some planted pine forest. No wildlife was noted in the area during this writer's visit to the property. The valley bottoms are developed into terraced rice paddies. The coincident phosphate deposits which have been cut by the erosion of the steeply incised valleys has rendered these valley bottoms very fertile. The rice was maturing and headed up during this writer's visit the yield look impressive.

Local infrastructure is at a low level but adequate for small mining. The roads are adequate for start up, the population is moderate with a collection of experienced miners available in the area.

A moderate level power line passes through the property but would require upgrading for heavy industrial use.

Artisanal miners working the property at this time are using readily available trucking contractors, to haul their product to the railhead. Railhead infrastructure is available 58 kilometers away at Chenxi.

Water is abundant in the valley bottoms but will require some infrastructure to accommodate the mining.

History

There is a history of mining in the Gaoping area. In the past, numerous artisanal lead zinc mines have been worked.

In the lease area the phosphorite has been mined for many years and there are at least ten adits old and new, which have accessed the phosphorite and where the local artisanal miners have harvested this material for sale to the local agriculture industry.

Geological Setting and Mineralization

The majority of this geological information is taken directly from a paper entitled "*General Geological Survey Report of Tanjiachang Phosphorite Mining Area,* Chenxi County of Hunan Province" by the Information Center of Land and Resource Department, Hunan Province, 8th June 2004, the translation being edited and smoothed by this writer, for better English.

Regional Geology

The Tanjiachang Lease is located in the Xiuxi-Luojiawan anticlinorium and Tanjiachang syncline. The strata generally occur in an undeformed or weak monoclinal structure.

Strata outcropping in Tanjiachang region ranges from Banxi Group of Upper Proterozoic to Cambrian of the Lower Paleozoic. Below are the detailed descriptions of strata from the old to new:

- Wuqiangxi Formation of Banxi Group, Upper Proterozoic (P_{t3bnw}) It is made up of green grey, red purple epimetamorhic conglomerate, sandstone, slate, tuffite and carbonate together with carbonaceous slate, etc. The bottom of this formation is undetermined.
- Sinian, Upper Proterozoic (Z) It can be divided into Jiangkou Formation, Xiangmeng formation, Jinjiadong formation and Liuchapo formation. These are the main outcropped strata within this mining area.
- Jiangkou Formation (Z_{1j}) It is a set of grey-green, thick layered, coarse feldspar quartz sandstones with small inclusion of moraine conglomerate. This formation is formed in Jiangkou sub-glacier-stage of Early Sinian Glacier Epoch and it is the mix of normal marine sediments and marine glacier sediments. The thickness varies due to changing of sedimentary environments. It lies unconformably beneath the Banxi Group strata.
- Xiangmeng Formation (Z_{1x}) The lower part of this formation is black carbonaceous slabby shale with Manganese-bearing limestone, dolomite and manganese carbonate inclusions. It is the main Manganese ore in Hunan Province. The thickness of this formation is from 0.8 to 36.0m, relatively consistent. It lies in contact with the underlying Jiangkou Formation.
- Hongjiang Formation (Z_{1h}) Is a yellow-grey, steel-grey moraine conglomerate mudstone, moraine conglomerate sandstone, with a little sandy platy shale, and a thin layer fine sandstone in its lower part. The thickness of this formation is 530m. It lies conformably in contact with the Xiangmeng Formation.
- Jinjiadong Formation (Z_{2j}) Is mainly made of black slabby shale with inclusion of dolomite, limestone, and silicalite (a silica rich zeolite). There are several layers of phosphorite in the middle part of this formation, and there is generally a set of siliceous dolomite beds with thicknesses of 2-5m in the bottom parts of this formation. Thickness of this formation is 37.5- 188m. It lies in contact with the Hongjiang Formation conformably.

- Liuchapo Formation (Z_{2l}) The lower part of this formation is grey, thick layered silicalite while upper part is thin-medium plated silicalite. The top is composed of carbonaceous platy shale. The thickness is 38- 110m. The lower contact is conformable with the Jinjiadong Formation.

Cambrian, Lower Paleozoic (v)

- Xiaoyanxi Formation, Lower Cambrian (v_{1x}) The lower part of this formation is mainly black carbonaceous platy shale with black silicolite, siliceous platy shale inclusion and forming "coal stone" layer locally. There are phosphorus-bearing tubers and elements of Ni, Mo, V, Co, Cu and U in carbonaceous platy shale near the bottom. The upper part is dark-grey thin layer limestone with carbonaceous platy shale, dolomitic shale inclusions. The thickness of this formation is about 300m. It is with conformable contacting to under-laying Sinian strata.
- Tanxi Formation, Middle Cambrian (v_{2t}) This formation is mainly limestone with the lower part containing a black carbonaceous platy shale. The upper part is grey, dark grey laminated carbonaceous argillaceous limestone, argillaceous limestone, marlstone, etc. The thickness of this formation varies from 100 to 300m. It is conformable with the Xiaoyanxi Formation.

Geological Structure

The regional geological structure is relatively complicated and the main structure is Xiuxi-Luojiawan Anticlinorium with many cross faults.

Xiuxi- Luojiawan Anticlinorium is a set of unsymmetrical anticlinal feature and the axis of anticline is composed of tillite of Hongjiang Formation, lower Sinian. Banxi Group of the Proterozoic is outcropping with an anticlinal axis of NE-SW and the strata in southeast wing of the anticline is from old to new generally with the normal order, Jinjiandong Formation, Liuchapo Formation of Upper Sinian and Xiaoyanxi Formation of Lower Cambrian, etc. The structure is relatively stable.

Tanjiachang syncline is in southeast of this area and the axis is made up of thin layer of limestone of Tanxi Formation, middle Cambrian. The axis direction is nearly North-South and the strata outcrop is complete. The syncline connects with Xiuxi-

Luojiawan Anticline in the northwest. Tanjiachang Phosphorite Mining Area is in northwest wing of this syncline.

Xiaolongmen- Nanping regional normal fault crosses the northern part of mine zone and extends hundreds of kilometers regionally. The strike is NNE- SSW, dipping 50°- 70° to the west. This fault leads to local strata missing and duplication.

Tuomutun- Daweixi Regional Fault poorly defined and crosses Tanjiachang Phosphorite Mine Area in southeast part. It leads to variation of strata occurrence and but is without significant influence on the phosphorite beds of the mining area.

Regional Mineral Resources

The main mineral resource with industrial significance in this region is the phosphorite, and is the middle to lower part of Jinjiadong Formation, Upper Sinian.

Some Pb- Zn mineralization has been discovered in the lower part of the Jinjiadong Formation and Cu mineralization has been discovered in middle part of the sandy slabby shale beds. The lower part is green grey laminar sandy slate

Lower Xiaoyanxi Formation, but the industrial significance of these resources is undeveloped.

Manganese carbonate within black platy shale of Xiangmeng Formation could set up local industry scale operations. Manganese carbonate is easy to process, with good market conditions, providing realistic opportunities to do exploration and development.

Local (Tanjiachang Mine) Geology

Strata outcropping in the mine area includes Jiangkou Formation, Xiangmeng Formation and Hongjiang Formation of Lower Sinian and Jinjiadong Formation, Liuchapo Formation of Upper Sinian and Xiaoyanxi Formation of Lower Cambrian. The phosphorite deposits lie in the middle part of Jinjiadong Formation. The phosphorite is Interbedded with argillaceous & silty platy shale.

The following are detailed descriptions of strata from the old to new:

- Jiangkou Formation, Lower Sinian (Z_{1j}) This formation is a grey-green, thick layer of coarse feldspar quartz sandstone with small inclusion of moraine conglomerate and moraine conglomerate-bearing sandstone. This formation strikes NNE, dipping to the

SEE at 25°- 50°. The thickness within the mining area is at least 300m and the bottom is uncertain. Generally, it is found in the west part of the south of Tanjiachang Phosphorite Area.

- Xiangmeng Formation, Lower Sinian (Z_{1x}) The upper part of this formation is black carbonaceous platy shale with grey sandy slabby shale. The lower part is black carbonaceous slabby shale with Manganese-bearing limestone and dolomite and locally an enriched manganese carbonate inclusion. The orientation of this formation is the same as with the Jiangkou Formation and is in conformable contact with the Jiangkou Formation. The thickness of this banded formation is 35m and is found in the southwest of Tanjiachang Phosphorite Area.

- Hongjiang Formation, Lower Sinian (Z_{1h}) This formation is a yellow, grey green to grey, thick layered massive moraine conglomerate mudstone, moraine conglomerate fine sandstone with little yellow grey, green grey and thin black bands of sandstone. The orientation of this formation is generally NNE dipping 30°- 50° to the east. The lower contact is with conformable with the Xiangmeng Formation and the thickness is 500- 530m. It is noted mainly in the west of central part of Tanjiachang Phosphorite Area.

- Jinjiadong Formation, Upper Sinian (Z_{2j}) This formation is the phosphorite bearing stratum and is conformable with the underlying Hongjiang Formation. This formation is from 37.5 to 188m thick. It is seen in the central part of the Tanjiachang Phosphorite Area and there are three lithologic subsections which can be identified within this formation.

- Lower Section (Z_{2j1}) The Lower Section is mainly made of yellow grey platy shale and carbonaceous platy shale with inclusion of silty platy shale. It often contains a layer of siliceous dolomite with thicknesses of 2-5m at the bottom of this sub-section. This subsection is conformable with the Hongjiang Formation. Quartz veins develop irregularly within siliceous dolomite layer. The thickness of this section is 15- 110m.

- Middle Section (Z_{2j2}) This section is a yellow grey, thin platy silty, shale, and argillaceous dolomite with interbeddings of calcareous & cal-silicate phosphorite. This middle subsection is the phosphorite ore-bearing stratum. In general, the strike is NNE dipping SEE at an angle of 25°- 40°. The thickness of the section is 8- 15 meters.

- Upper Section (Z_{2j3}) The Upper Subsection It is made up of yellow grey argillaceous dolomite, silty platy shale with inclusion of siliceous dolomite and argillaceous dolomite, usually phosphorus-bearing at the bottom. The thickness of this section is 14.5- 70m.

- Liuchapo Formation (Z_{2l}) The lower part of the Liuchapo Formation is a grey, thick layer of silicalite (a silica rich zeolite) while the upper part is grey, dark grey, thin layer bed of silicalite. The top is a carbonaceous platy shale and there are little limestone and dolomite lenses in local parts. Grey- black banding characteristics are obvious and fissures have developed within the interlaminations. Fine and coarse quartz veins occur within this unit. Thickness of this formation is 38- 110m. It is distributed in central part of the mine area and is conformable with the underlying Jinjiadong Formation.

- Xiaoyanxi Formation, Lower Cambrian（ ~v1x ）This formation can be divided into two lithology subsections. It can be found in the eastern part of Mine Area. The Xiaoyanxi Formation is conformable with the underlying Liuchapo Formation, Upper Sinian.

- Lower Section (v_{1x1}) The Lower Section of the Xiaoyanxi Formation is made up of black carbonaceous platy shale with thin to medium layers of black silicate, siliceous limestone and small sandy platy shale. Carbon content in lower part is high and can form "stone coal" layers in some places. Siliceous phosphorite lenses and pyrite nodules can be found in the bottom part of this section. Copper mineralization can be found in middle part of the Xiaoyanxi Formation and brochantite ($CuSO_4.3Cu(OH)_2$) is observed separating from surfaces of bands of thin siliceous limestone. Thickness of this section is 250m.

- Upper Section (v_{1x2}) The Upper Section of the Xiaoyanxi Formation is made up of grey black thin layered limestone with a little thin layered dolomitic limestone interbedded, sometimes with carbonaceous platy shale interbedded. The thickness of this section is over 100m. The top of this section is not seen in the Tanjiachang area.

- Igneous Rock There are no igneous rocks outcropping within Tanjiachang Phosphorite Area or the surrounding area. No direct relationship between phosphorite deposits and any igneous rocks has been detected.

Geological Structure

Geological structure of mine area is relatively simple in general. The strata strikes NNE and dips SEE.

The main geology structures include:

Exploration

Exploration at the Simengrong (Tanjiachang) Mine has consisted entirely of artisanal mining methods. There are at lease ten exploration adits driven into favorable locations along the mountain side. The artisans essentially find an outcrop move six to ten meters below the bed and drive into the mountain. Those adits, intersect the phosphorite and are turned into producing mines. By building a chute off the end of the waste pile at the entrance to the adit, the infrastructure for an artisanal mining operation is complete. The transportation infrastructures is completed by building a service road under the chute and loading the phosphorite onto the truck for haulage to the buyer in Chenxi. Contract haulers do the hauling.

No drilling has been done on the property. Some exploratory trenching has been done at the various outcrops along the sidehill to test the validity of the above described adit exploration methods. The writer took five samples from the active adits along the strike of the phosphorite bed. The results vary from 19.40% P_2O_5 to 32.86% P_2O_5. The purpose of this sampling was to verify the existence of the phosphorite and test the grade in the adits as a step in the due diligence. The assays of the samples collected serve to verify the existence and grade of the deposit.

Drilling

No drilling has been done on the property.

Trench Sampling

In the upper part of the Simengrong Valley at the northern end of the Mining Lease the phosphorite bed lies parallel to the surface and within a few meters of the surface. Most of this phosphorite has bed stripped away and sold as fertilizer to the

local agriculture industry. Grades from this production are not recorded directly but sampling by the Information Center of Land and Resource Department Hunan Province in 2004 is reported in a paper entitled General Geological Survey Report of Tanjiachang Phosphorite Mining Area Chenxi County of Hunan Province. The sampling is reported in Table 1 in this report . There is a reported enrichment in this "Weathered Ore", near surface material which may have enriched the production to the reported grade of 28% P_2O_5.

Sample Preparation, Analyses and Security

Six chip and muck samples were taken by this writer and delivered to the ALS Chemex laboratory in North Vancouver where their standard CRU-30, PUL-31 and SPL-31 were applied as sample preparation. Their analytical Method ME-XRF06 and Method OA-GRA06 was applied and results were sent directly to the writer. These samples were in the personal possession of the writer during the taking of the samples and the while carrying them to Canada where they were delivered to the laboratory by commercial carrier.

Mineral Processing and Metallurgical Testing

World wide in 2007 the annual consumption of phosphate rock approached 150 million tons. The marketable phosphate is usually 30% P_2O_5 or higher. The run-of-mine material from the Gaoping mines is bought and paid for by the buyer in Chenxi. This buyer pays according to the quality of the material delivered. The buyer pays ¥160 per tonne for this run of mine material (verbal communication from the artisan miner). Grades in the order of 16% were quoted to this writer by the artisan miners. It appears likely that the buyer is paying for a lower grade material than is actually delivered. The lower grade run-of-mine material needs processing or upgrading to demand the higher price from the buyer. Product with grades of 30% P_2O_5 or better well fetch ¥450 in an open market. Much of this problem may be eliminated by careful assaying of the material delivered to the buyer. The artisan miners are not prepared to assay the material sent to the buyer in Chenxi.

"The processing techniques of phosphate ores depend mostly on the type of associated gangue minerals present in the mined rock. In some cases, simple, inexpensive techniques are enough to produce the required grade. For example, crushing and screening is used to get rid of the coarse hard siliceous material, and attrition scrubbing and desliming is used to remove the clayey fine fraction. If silica is the main gangue material, single-stage or double-stage flotation is the conventional mineral processing technique used in this case." "The sedimentary phosphate ores having carbonate-apatite as the main phosphate minerals and contain carbonates (calcite and/or dolomite) representing a challenge in the field of phosphate concentration due to similarity in the physio-chemical properties of surfaces of the ore constituents." "New flotation systems (techniques and reagents) are being developed to treat these challenging phosphate ores. Calcination is another solution for upgrading these difficult-to-treat types of ores. However, calcination is indicted with some controversial drawbacks." (Abdel-Zaher M. Abouzeid , 2007, Cairo University, Faculty of Engineering, Department of Mining, Giza, Egypt).

To date run of mine ore from the Tanjiachang Mines has found sufficient market for the product produced by the artisan miners. Production by the company is not expected to exceed this market demand in the early stages of the development of the project. Further work on beneficiation of the ores will follow once a cash flow is established. At this time the mineralogy of the Tanjiachang deposits has not been established and beneficiation has not been tested.

Mineral Resource Estimates

The Mining Lease

A resource estimate has been established by the Hunan Hengju Geological Exploration Co. Ltd. (HHGECL) group. Numerous trenches , adits and declines have been sampled.

A series of samples were taken by the Hunan Hengju Geological Exploration Co. Ltd. (HHGECL) in March of 2007, in numerous working places along the Mining Lease and these numbers were used to estimate an overall grade. The grade averages at 22.58% P_2O_5. This grade was used to estimate the phosphorite in the resource.

The writer took five check samples along this same strike length to verify the validity of the HHGECL work and found a good correspondence. The average of the four samples taken from the phosphorite bed was 28.22% P_2O_5.

The results of the HHGECL sampling are shown in the following table:

Table 1.

ID	Project	Sample ID	Thickness	Grade	Ore Type	Weight	ID	Project	Sample ID	Thickness	Grade	Ore Type	Weight
1		TC_{15-1}	2.85	24.21	Weathered	2.65	21	XJ_2	XJ_{2-1}	2.70	28.54	Weathered	
2	TC_{16}	TC_{16-1}	2.80	22.22	Weathered	2.98	22	XJ_2	XJ_{2-2}	2.71	19.60	Primary	2.88
3	TC_{17}	TC_{17-1}	2.90	24.66	Weathered	2.83	23	XJ_2	XJ_{2-4}	2.75	26.45	Weathered	
4	TC_{18}	TC_{18-1}	5.35	20.16	Weathered	2.62	24	XJ_2	XJ_2NYM_3	3.10	25.92	Weathered	
5	TC_{19}	TC_{19-1}	3.40	23.71	Weathered	2.55	25	XJ_2	XJ_2SYM_5	3.00	16.22	Primary	
6	TC_{20}	TC_{20-1}	2.90	20.05	Weathered		26	XJ_3	XJ_{3-1}	2.80	26.85	Weathered	
7	TC_{21}	TC_{21-1}	5.20	27.80	Weathered	3.04	27	XJ_3	XJ_{3-2}	2.73	19.50	Primary	2.75
8	TC_{22}	TC_{22-1}	6.00	25.40	Weathered	2.76	28	XJ_3	XJ_{3-4}	2.75	25.46	Weathered	
9	LL_1	LL_{1-1}	2.86	24.86	Weathered		29	XJ_3	XJ_3SYM_3	2.85	24.87	Weathered	
10	LL_1	LL_{1-2}	2.87	19.01	Primary		30	XJ_3	XJ_3SYM_5	2.82	18.46	Primary	
11	LL_2	LL_{2-1}	2.75	16.35	Primary		31	XJ_4	XJ_{4-1}	2.70	27.13	Weathered	
12	LL_3	LL_{3-1}	2.75	24.65	Weathered		32	XJ_4	XJ_{4-2}	2.67	18.30	Primary	2.70
13	LL_3	LL_{3-2}	2.77	17.75	Primary		33	XJ_4	XJ_{4-3}	2.70	26.45	Weathered	
14	LL_4	LL_{4-1}	2.82	17.32	Primary		34	XJ_4	XJ_4NYM_4	2.95	24.92	Weathered	
15	LL_5	LL_{5-1}	2.75	18.35	Primary		35	LL_5	LL_{5-2}	3.80	27.21	Weathered	
16	XJ_1	XJ_{1-1}	2.82	25.25	Weathered		36	LL_5	LL_5SYM_3	3.78	24.02	Weathered	
17	XJ_1	XJ_{1-2}	2.58	18.70	Primary		37	LL_5	LL_5SYM_4	3.70	25.31	Weathered	
18	XJ_1	XJ_{1-4}	2.74	23.37	Weathered		38	LL_6	LL_{6-1}	4.45	23.67	Weathered	
19	XJ_1	XJ_1SYM_3	3.05	26.12	Weathered		39	LL_6	LL_{6-2}	4.05	16.77	Primary	
20	XJ_1	XJ_1SYM_5	2.95	20.05	Primary		40	LL_7	LL_{7-2}	2.55	17.43	Weathered	

"From Resources and Reserves Report on the Gaoping Phosphate Mine Tanjiachang Mine Zone of Chenxi County Hunan Province by Hunan Hengju Geological Exploration Co. Ltd. March 2007"

The above table shows an average thickness of 3.19 meters. An average grade of 22.58% P_2O_5 and an average density of 2.78 tonnes per cubic meter.

Extrapolating and interpolating this sampling to include the phosphorite material within the existing Mining Lease (Above the 510 meter elevation), gives a resource estimate of 2.19 million tonnes of 22.58% of P_2O_5 in the inferred category. This grade is based on slightly enriched "weathered ore" averaged proportionally into the average grade. The depth to which this phosphorite bed is weathered has not been determined and the grade of the primary phosphorite (unweathered) is estimated at 17.1% P_2O_5. In all 13 of the 40 samples quoted in the table are "primary ore", i.e. not weathered. The estimate given is considered to be a realistic estimate of the grade of P_2O_5 available.

Composition of Weathered Ore

Table 2.

Item	P_2O_5	SiO_2	Fe_2O_3	Al_2O_3	CaO	MgO	F	Valid P
Industry Requirem	15.00					1.50		
Content	21.69	32.93	3.01	4.72	28.76	1.30	2.03	1.75

From the assay table the composition of the weathered ore is 16.11%—22.71% P_2O_5 generally, and waste component is composed of $SiO_2 > 30\%$ $CaO/P_2O_5 = 1.33 < 1.5$. Industry standards classifies this material as siliceous-silicate phosphorite.

From Table 2, we can assess all the components and observe that all the components are benign to ore quality except for a small elevation in the CaO/P_2O_5 ratio.

A review of this data and two new resource estimates, separate from the HHGECL work, was made by this writer using the parameters listed below:

For the First Estimate:

- Continuity is assumed throughout the length of the mining lease. This is supported by the many trenches and adits documented along the out crop of the phosphorite.
- The resource was limited at this time to that material above the 510 meter elevation (See the olive green trace on the Geology Plan Map in the map packet.) A practical entry point could be established at the 510 meter elevation near the Simengrong Creek road.
- The limits of the bed are well defined and visible to the naked eye. These widths are established by the artisanal miners in the various adits and the HHGECL in their sampling work.

- The resource blocks are established along the strike and projected upward to the surface from the trace of the bed at the 510 meters elevation. The tonnage and grade for each block is then calculated from the volume in each block using a specific Gravity of 2.85 (2.85 tonnes per cubic meter).
- The grade is considered consistent throughout with only small variations. The grade used for each block is that of the closest sample.
- To calculate the tonnage the length of the block was multiplied by the average of the distance from the 510 meter level to the surface and the S.G. factor applied.
- A weighted average was then applied to arrive at a total tonnage and grade.

The first estimate included only that material inside the Mining Lease as it exists today. The beds project outside the lease down dip from the surface and this material has been left out of the estimate. The width of the bed is taken from the HHGECL work which averages 3.19 meters and the grade used was 22.85% P_2O_5 and that material above the 510 meter elevation was taken into the estimate.

Due to the lack of drill hole information this resource is classified as inferred. However the history of artisan mining along the structure must be taken into account when assessing this property. The Inferred Resource is estimated at 2,190,142 tonnes at a grade of 22.58% P_2O_5.

The Expanded Lease

A second resource estimate was calculated, based on extending the Mining Lease to the west to cover the projection of the phosphorite beds to the 440 meter elevation and south to the village of Yanwuchang some 500 meters further to the south from the existing lease. The extended lease and the corresponding resource is considered a more practical resource estimate allowing an adit entry at the 440 meter elevation near the road crossing the Simengrong Creek. A main haulage drift at the 440 meter elevation will provide a much larger resource with little or no increase in mining costs. The licensing fees are the only negative consideration for this increase in lease size.

For the Second Estimate the following parameters are used:

- Continuity is assumed throughout the length of the mining lease. This is supported by the many trenches and adits documented along the out crop of the phosphorite.
- The resource is expanded to include all phosphorite material above the 440 meter elevation (See the red trace on the Geology Plan Map in the map packet.) A practical entry point could be established at the 440 meter elevation where the road crosses Simengrong Creek.
- The limits of the bed are well defined and visible to the naked eye. These widths are established by the artisanal miners in the various adits and the HHGECL in their sampling work.
- The resource blocks are established along the strike and projected upward to the surface from the trace of the bed at the 440 meters elevation. The tonnage and grade for each block is then calculated from the volume in each block using a specific Gravity of 2.85 (2.85 tonnes per cubic meter).
- The grade is considered consistent throughout with only small variations. The grade is that of the average "primary ore" as shown in Table #1, i.e. 17.1% P_2O_5.
- To calculate the tonnage the length of the block was multiplied by the average of the distance from the 440 meter level to the surface and the S.G. factor (2.85 cubic meters per tonne) applied.
- The distance along the bed between the 440 meters trace and the surface was then multiplied by 100 (the distance to the next section) times the average thickness of the bed. A weighted average of the various tonnages on section was then applied to arrive at a total tonnage and grade.

Although this material is only partially on the Mining Lease, applications are being perpared for the surrounding area covering this resource and much more and is covered by the Letter of Intent (See the green line in Figure #3). It is assumed that the expanded Mining Lease will be approved and the tonnage and grade quoted will be applicable.

Estimates for the tonnage and grade of this resource will be referred to as Inferred Resource assuming that these added areas will be included in the Mining Lease

Extension. When this new lease area is approved the Inferred Resource will be 5,185,656 tonnes at a grade of 17.1% P_2O_5.

The first of the following tables, Table #3) is a summary of the resource inside existing lease.

The second table, Table #4, is a summary of all material within the proposed expanded lease down to an elevation of 440 meters.

The Tanjiachang Exploration Concession

The Tanjiachang Exploration Concession has not had sufficient exploration to develop a resource estimate. However the Local Geological Survey Group has made estimates based on the known thickness of the phosphorite beds, the mapped surface expression of the beds and an assumed depth of 400 meters. Their estimates for the entire Tanjiachang Village Phosphorites is 58,165,000 tonnes of P_2O_5. This writer passes this information along as a point of general interest but can neither verify nor deny these estimates. This theoretical resource estimate is used to establish the advanced royalty.

Mineral Reserve Estimates

Although mining has taken place all along the structure there are no formal measurements taken away from the mining faces. No drilling has been done and no documented records of costs have been provided. As such no Reserve estimate can be given. Production grades have been estimated by the buyer in Chenxi and are probably lower than actual assay grades. Assay grades were probably never taken of the production.

Table #3

Resource Estimate within the Gaoping Mining Lease

Width of bed averages 3.19 meters S.G. = 2.85 Tonnes per Cubic Meter

S.G. 2.85 Width of bed 3.19

Section Number North	Total horizontal distance between 510 El Trace and Surface	Adjustment for outside the lease and mined out	Horizontal distance inside the Lease	Dip at Surface in Degrees	Tangent length of bed.	Volume of Resource in cubic meters	Tonnes	Grade From Chinese Production Figures
3900	13		13	24	14.2	4147	11819	22.58%
4000	35		35	24	38.3	11165	31820	22.58%
4100	52		52	25	57.4	16588	47276	22.58%
4200	69		69	25	76.1	22011	62731	22.58%
4300	96		96	23	104.3	30624	87278	22.58%
4400	117	10	107	22	115.4	34133	97279	22.58%
4500	160	40	120	21	128.5	38280	109098	22.58%
4600	180	40	140	21	150.0	44660	127281	22.58%
4700	148	42	106	22	114.3	33814	96370	22.58%
4800	125	37	88	23	95.6	28072	80005	22.58%
4900	131	34	97	28	109.9	30943	88188	22.58%
5000	152	30	122	28	138.2	38918	110916	22.58%
5100	165	23	142	28	160.8	45298	129099	22.58%
5200	144	20	124	30	143.2	39556	112735	22.58%
5300	124	18	106	32	125.0	33814	96370	22.58%
5400	122	8	114	30	131.6	36366	103643	22.58%
5500	126	4	122	28	138.2	38918	110916	22.58%
5600	145	0	145	25	160.0	46255	131827	22.58%
5700	241	109	132	22	142.4	42108	120008	22.58%
5800	330	178	152	25	167.7	48488	138191	22.58%
5900	303	198	105	25	115.9	33495	95461	22.58%
6000	258	181	77	22	83.0	24563	70005	22.58%
6100	208	135	73	22	78.7	23287	66368	22.58%
6200	157	85	72	23	78.2	22968	65459	22.58%
	TOTAL TONNES						2,190,142	22.58%

PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE

Table #4

Resource Estimate within the Gaoping Mining Lease

Width of bed averages 1.86 meters S.G. = 2.87 Tonnes per Cubic Meter

Section Number North	S.G. Total horizontal distance between 510 El Trace and Surface	2.87 Adjustment for outside the lease	Horizontal distance inside the Lease	Dip at Surface in Degrees	Tangent length of bed.	Volume of Resource in cubic meters	Tonnes	Grade From Chinese Production Figures
3000	0	0	0	27	0.0	0	0	17.10%
3100	26	0	26	27	29.2	5428	15577	17.10%
3200	149	0	149	27	167.2	31104	89269	17.10%
3300	125	0	125	27	140.3	26094	74890	17.10%
3400	186	0	186	27	208.8	38828	111436	17.10%
3500	143	0	143	35	174.6	32470	93189	17.10%
3600	73	0	73	40	95.3	17725	50870	17.10%
3700	17	0	17	23	18.5	3435	9859	17.10%
3800	72	0	72	23	78.2	14549	41754	17.10%
3900	120	0	120	23	130.4	24248	69591	17.10%
4000	143	0	143	24	156.5	29115	83560	17.10%
4100	162	0	162	24	177.3	32984	94663	17.10%
4200	190	0	190	22	204.9	38115	109391	17.10%
4300	210	0	210	22	226.5	42128	120906	17.10%
4400	240	0	240	22	258.8	48146	138178	17.10%
4500	284	0	284	21	304.2	56582	162391	17.10%
4600	301	0	301	21	322.4	59969	172111	17.10%
4700	274	0	274	21	293.5	54590	156673	17.10%
4800	239	0	239	22	257.8	47945	137603	17.10%
4900	248	0	248	25	273.6	50897	146073	17.10%
5000	260	0	260	26	289.3	53805	154422	17.10%
5100	264	0	264	26	293.7	54633	156797	17.10%
5200	235	0	235	29	268.7	49976	143431	17.10%
5300	212	0	212	32	250.0	46497	133447	17.10%
5400	224	0	224	26	249.2	46355	133040	17.10%
5500	235	0	235	25	259.3	48229	138416	17.10%
5600	268	0	268	25	295.7	55001	157853	17.10%
5700	377	0	377	24	412.7	76758	220296	17.10%
5800	489	0	489	25	539.6	100357	288024	17.10%
5900	452	0	452	25	498.7	92763	266230	17.10%
6000	396	0	396	22	427.1	79441	227994	17.10%
6100	346	0	346	22	373.2	69410	199207	17.10%
6200	302	0	302	23	328.1	61023	175136	17.10%
6300	256	0	256	23	278.1	51728	148460	17.10%
6400	428	0	428	23	465.0	86483	248206	17.10%
6500	334	0	334	23	362.8	67489	193694	17.10%
6600	305	0	305	23	331.3	61629	176876	17.10%
6700	252	0	252	23	273.8	50920	146140	17.10%
							5,185,656	

PROFESSIONAL ENGINEER · PROVINCE OF BRITISH COLUMBIA · N. L. TRIBE

LEGEND FOR THE SECTION SET

LIUCHAPO FORMATION –

- ⊏Cx — LOWER XIAAGNXI GROUP SANDSTONE

JINJIADONG FORMATION

- Zbl — UPPER LINDAPO GROUP ARGILLITE
- Zbd — UPPER DOUSHANTUO GROUP DOLOMITIC SHALE
- Zan — LOWER NANTUO GROUP SLATE – SHALE

- PHOSPHORITE BED
- GEOLOGICAL CONTACT
- CLAIM BOUNDARY
- TRACK
- FAULT
- CREEK
- PROPOSED LEASE EXPANSION
- PHOSPHORITE TRACE ON THE 510 m. LEVEL
- PHOSPHORITE TRACE ON THE 440 m. LEVEL
- MINED OUT AREA
- MAIN HAULAGE ENTRY ADIT

PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. TRIBE

STERLING GROUP VENTURES INC.

Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.

Gaoping Phosphorite Property

CROSS SECTION LEGEND

DATE:– SEPTEMBER 2011	DRAWN BY:– N.L.T.
SCALE:– 1:4,000 (8.5"X11")	FILE:– LEGEND

N. TRIBE & ASSOCIATES LTD.


SECTION 3100N
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. TRIBE
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 3100N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 3100N
N. TRIBE & ASSOCIATES LTD.
RECOMMENDED
NEW CLAIM
BASELINE
YANWUCHANG
750m.
650m.
550m.
450m.
440m.
350m.
250m.
440m.
250E
350E
450E
500E
550E
650E


SECTION 3400N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 3400N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 3400N
N. TRIBE & ASSOCIATES LTD.
RECOMMENDED
NEW CLAIM
SIMENGRONG CREEK
BASELINE
750m.
650m.
550m.
450m.
440m.
350m.
250m.
250E
350E
450E
500E
550E
650E
PROFESSIONAL
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
ENGINEER


SECTION 3600N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 3600N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 3600N
N. TRIBE & ASSOCIATES LTD.
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
MINING LEASE
RECOMMENDED NEW CLAIM
RECOMMENDED NEW CLAIM
PHOSPHORITE BED
PHOSPHORITE BED
SIMENGRONG CREEK
SIMENGRONG FAULT
BASELINE
750m
650m
550m
450m
440m
440m
350m
250m
350E
450E
500E
550E


SECTION 3800N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 3800N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 3800N
N. TRIBE & ASSOCIATES LTD.
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
BASELINE
<MINING LEASE>
RECOMMENDED
NEW CLAIM
RECOMMENDED
MAIN HAULAGE LEVEL
SIMENGRONG CREEK
SIMENGRONG CREEK
SIMENGRONG CREEK
SIMENGRONG CREEK
EAST FORK SIMENGRONG CREEK
PHOSPHORITE BED
750m.
650m.
550m.
450m.
440m.
350m.
250m.
440m.
250E
350E
450E
500E
550E
650E


SECTION 4200N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 4200N
Area, Chenxi County, Hunan Province, Peoples Republic of China
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 4200N
N. TRIBE & ASSOCIATES LTD.
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
MINING LEASE
BASELINE
RECOMMENDED NEW CLAIM
STOPE AND ADIT
STOPE
ADIT
MAIN HAULAGE LEVEL
SIMENGRONG VILLAGE
SIMENGRONG CREEK
PHOSPHORITE BED


SECTION 4500N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Caoping Phosphorite Property
CROSS SECTION 4500N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 4500N
N. TRIBE & ASSOCIATES LTD.
<MINING LEASE>
BASELINE
STOPE AND ADIT
ADIT
STOPE
SIMENGRONG CREEK
RECOMMENDED NEW CLAIM
MAIN HAULAGE LEVEL
PHOSPHORITE BED
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
750m.
650m.
550m.
450m.
440m.
350m.
250m.
250E
350E
450E
500E
550E
650E


SECTION 4900N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 4900N
Tanjiacheng Area, Chenxi County, Hunan Province, Peoples Republic of China
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 4900N
N. TRIBE & ASSOCIATES LTD.
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
<MINING LEASE>
BASELINE
RECOMMENDED NEW CLAIM
MAIN HAULAGE LEVEL
PHOSPHORITE BED
750m.
650m.
550m.
450m.
440m.
350m.
250m.
250E
350E
450E
500E
550E
650E



SECTION 5300N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 5300N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 5300N
N. TRIBE & ASSOCIATES LTD.
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
<MINING LEASE>
BASELINE
PROPOSED
NEW CLAIM
MAIN HAULAGE LEVEL
ADIT
AND
DRIFT
SIMENGRONG CREEK
PHOSPHORITE BED
750m
650m
550m
450m
440m
350m
250m
440m
250E
350E
450E
500E
550E
650E


SECTION 5600N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 5600N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 5600N
N. TRIBE & ASSOCIATES LTD.
BASELINE
<MINING LEASE>
ADIT AND DRIFT COLLARED OFF SECTION
RECOMMENDED NEW CLAIM
MAIN HAULAGE LEVEL
750m.
650m.
550m.
450m.
440m.
350m.
250m.
250E
350E
450E
500E
550E
650E
PROFESSIONAL ENGINEER
N. L. TRIBE



SECTION 5800N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Caoping Phosphorite Property
CROSS SECTION 5800N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 5800N
N. TRIBE & ASSOCIATES LTD.
<MINING LEASE>
STRIPPED OUT AREA
ADIT
PHOSPHORITE BED
RECOMMENDED NEW CLAIM
MAIN HAULAGE LEVEL
BASELINE
750m.
650m.
550m.
450m.
440m.
350m.
250m.
250E
350E
450E
500E
550E
650E
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE



SECTION 6000N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 6000N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 6000N
N. TRIBE & ASSOCIATES LTD.
MINING LEASE
MINED OUT AREA
RECOMMENDED NEW CLAIM
MAIN HAULAGE LEVEL
PHOSPHORITE BED
BASELINE
750m.
650m.
550m.
450m.
440m.
350m.
250m.
250E
350E
450E
500E
550E
650E
PROFESSIONAL ENGINEER
N. L. TRIBE
BRITISH COLUMBIA


SECTION 6500N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 6500N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 6500N
N. TRIBE & ASSOCIATES LTD.
BASELINE
RECOMMENDED NEW CLAIM
MAIN HAULAGE LEVEL
PHOSPHORITE BED
PHOSPHORITE BED
750m.
650m.
550m.
450m.
440m.
350m.
250m.
440m.
250E
350E
450E
500E
550E
650E
PROFESSIONAL ENGINEER
BRITISH COLUMBIA



SECTION 6700N
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
Gaoping Phosphorite Property
CROSS SECTION 6700N
DATE:- SEPTEMBER 2011
DRAWN BY:- N.L.T.
SCALE:- 1:4,000 (8.5"X11")
FILE:- 6700N
N. TRIBE & ASSOCIATES LTD.
BASELINE
RECOMMENDED NEW CLAIM
MAIN HAULAGE LEVEL
PHOSPHORITE BED
PHOSPHORITE BED
650m.
550m.
450m.
440m.
440m.
350m.
250m.
250E
350E
450E
500E
550E
650E
PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. TRIBE

Mining Methods

The Gaoping deposits are ideally situated for small mining techniques. The most appropriate method would be by inclined room and pillar mining using Jack-leg drills, scrapers and track haulage. Boxhole chutes to be established every 50 meters along the main haulage and raises to be driven on 50 meter centers off the boxholes through to surface with sub levels established every 50 meters.

These sublevels to be driven in from surface on the phosphorite bed to improve ventilation.

In general in the room and pillar mining configuration, 16 meter wide pillars between the rooms with a manway-ventilation raise up the center of the pillar will provide safe secondary access and support the opening.

Generally in China locomotives are not used to haul ore but the track is sloped upward from the portal dump site sufficient to facilitate hand tramming.

The chutes at the production raises would be simple air cylinder operated or even hand operated chutes. The dump site would feature a bin sufficient to handle at least three days production and the haul trucks would be able to load from a chute at the bottom of the bin. Haul trucks would be in the twenty tonne range of haulage capacity, requiring eigth to ten trips per day to Chenxi.

The low cost of labor and the simplicity of the equipment involved would keep mining costs to a minimum.

The equipment required would be:

For underground:

- 6 – 8 Jack-Leg rock drills
- 6 – 3 tonne side dump ore cars
- 6 powder loading machines
- 3 – 4 air powered fans
- 600 meters of 30" vent tubing.
- 300 meters of 50# rail (track)
- 15 – 20 cap lamps and charging station.
- First aid equipment, spinal board, basket stretcher etc.

- Ancillary small items, track spikes, fishplates, switches,
  Axes, saws, scaling bar, etc.

For surface installation

- Front end loader for yard work.
- Large compressor 900 cfm @ 125 psi.
- Trestle and Coarse Ore Bin with loading chute.
- Mechanic shops
- Electrical shops
- Dry change house
- Offices – Manager, Secretary, Engineer, Shift Boss (Forman)

Accountant

- Dormitories or Simple housing.
- Miscellaneous other items

The mine would need a large air compressor (900 cfm at 125 psi) and some small water pumps to get started. A small weir and pump in the creek to provide mine water would be required. Ventilation through the stopes would be natural ventilation supplemented with small air powered fans.

Mineral Processing

Initially the run of mine ore will be shipped directly to the rail head in Chenxi and sold to a buyer there. Assays of the delivered phosphorite will be taken to assure a fair purchase price.

No metallurgical test work has been done on this material to date.

Once a cash flow has been established an on site concentration plant is planned. The plant would look something like the flow sheet diagram below.


RUN OF MINE ORE STOCK PILE
FRONT END LOADER
ROTARY WASHER
BELT FEEDER
BALL MILL
CONE CRUSHER
CYCLONE SEPARATOR
FLOTATION CELL
TO TAILINGS
TO TAILINGS
WET CONCENTRATE
TO TAILINGS
TAILINGS POND
PHOSPHORIC ACID PLANT
±30% P2O5
PROFESSIONAL
PROVINCE OF
N. TRIBE
BRITISH COLUMBIA
ENGINEER
PHOSPHATE CONCENTRATION FLOW SHEET

Figure #5 Phosphate Concentration Flow Sheet

The run of mine material would be truckled from the mine site's ore bin at the south end of the main haulage. The surge stockpile would be established at the concentration plant where a front end loader would load the belt feeder to provide a constant flow of material to the cone crusher. The cone crusher would handle material up to 15 cm which is more than big enough to handle underground run of mine muck. The cone crusher would feed the fine fraction into a ball mill and the coarse fraction would be recycled to the cone crusher, where it to be reduced in size suitable for the ball mill. The ball mill to be designed for maximum flotation properties (yet to be established). The underflow to be directed to the tailings pond or perhaps a middlings recycle stage. The underflow from the middlings circuit to go directly to the tailings pond. The flotation product to be directed to a wet storage surge pile where it will be redirected to the phosphate acid plant. The sludge to be directed to the tailings and the product now expected to be 30-35% P_2O_5 to be stockpiled for bulk shipment or bagged for local commercial use.

Project Infrastructure

Infrastructure is readily available for most of the requirements for the project. The County seat is in Chenxi two hour drive away making communication with the local officials convenient. The Capital of the Province of Hunan, at Changsha is only 6 hours away be car.

Road access is all weather concrete road, although narrow in spots is capable of carrying the loads expected to be hauled.

Power for light industrial use such as the first stage mining is available on the property. Usage of this power would have to be negotiated with the power utility.

The property is on the high ground at the head of the Simengrong valley and would require a small water storage installation to ensure the mine of the necessary water supply.

A source of labor is available in the small villages close to the property. These are arranged along the Simengrong valley and at the village of Tanjiachang. Skilled workers and trades people are available in Chenxi. Other items are listed above.

Market Studies and Contracts

Market studies have not been undertaken at this time. However there is an established local market where the artisan production from the property has been sold. To date the production from the property has not been able to satisfy this local market.

Once the plant is established the product will meet national and international standards.

Environmental Studies, Permitting and Social or Community Impact

Environment

An Environmental Impact study was conducted in 2006 and has been approved by the Chenxi Bureau of Environmental Protection in 2006. Since the mine is to be small and totally underground, the Social and Community impact is expected to be small and received favorably by the community. (See the "Environmental Impact Study Approval Document".) Income form industry other than agriculture is expected to be received with enthusiasm.

Permits and Approvals

The Business license is held by Chenxi County Hongyu Mining Co. Ltd. The number of business license of Chenxi County Hongyu Mining Co. Ltd. is 431223000000049 and issued on July 4, 2006.

The mining permit was issued on November 10, 2009 and valid until November 10, 2014. The number of the permit is 4300002009116120048322.

Sterling through its wholly subsidiary – Silver Castle Investments Ltd. has signed acquisition agreement on October 21, 2010. For the mining Lease. Chinese government approved the transaction on May 16, 2011 (see approval of certificate) and business license has been obtained on June 15, 2011. The final payment to shareholders of Hongyu for the acquisition was made on July 8, 2011.
The following is the approval of certificate for the business license and mining permit.


企业法人营业执照
注册号 431223000000049
名 称
住 所
法定代表人姓名
公 司 类 型 有限责任公司
经 营 范 围
注 册 资 本 人民币贰佰万元整
实 收 资 本 人民币贰佰万元整
成 立 日 期 二〇〇六年七月四日
营 业 期 限

Figure #6 Former Business License


中华人民共和国台港澳侨投资企业
批准证书
CERTIFICATE OF APPROVAL

Figure #7 Certificate of Approval for Establishment of Enterprises with Investment by Foreigners.



编号:Nº 0441054
名 称
住 所
法定代表人
注册资本
实收资本
公司类型
经营范围
企业法人
营业执照
注 册 号:
成立日期: 二〇〇六年七月四日
股东(发起人)
登记机关
营业期限 自 二〇〇六年七月四日
至

Figure #8 New Business License invested by Silver Castle Investment Ltd.



中华人民共和国
采 矿 许 可 证
(正本)
采矿权人: 辰溪县宏宇矿业有限公司
地 址: 辰溪县谭家场乡
矿山名称: 辰溪县谭家场乡高坪磷矿
经济类型: 有限责任公司
有效期限: 伍年 自 至
开采矿种: 磷矿
开采方式: 地下开采
生产规模: 10.00万吨/年
矿区面积: 0.425平方公里
矿区范围:(见副本)
中华人民共和国国土资源部印制

Figure #9 Mining Permit (Underground mining, 100,000 t/a, mining area is 0.425 km2, valid to November 10, 2014)

Capital and Operating Costs

Capital investment for the project is expected to be small. The capital required would be limited to land acquisition for the portal area, and the purchase of a front end loader. Minor bins and chutes will be required but these can be built using local lumber and are expected to be cheap to construct. The mining would be done by contractor and capital expenditure would be minimal. There would be some electrical installation required and the establishment of a water storage facility and pumping station.

Rail and ore cars would be required for the development of the mine. The mine would initially require 300 meters of say 50# rail, 400 short rail ties and 6 - 3 tonne side dump ore cars.

Initially, hand tramming would suffice to move the ore to the surface dumps and the ore bin. Later as the headings are driven further into the mountain a small electric locomotive would be required to haul the ore cars.

Initial startup costs would likely be less than $500,000.00 (¥3.5 million).

Immediately the mining is begun the material produced is saleable to the local agricultural fertilizer distributor and an income will be forthcoming within a couple of months of startup.

Acquisition of the Tanjiachang Exploration Concession will require prepayment of a royalty to the government over a period of six years in the amount of $13.68 million.

Development of the Tanjiachang Exploration Concession would require a full exploration program with trenches along the strike of the deposit at 100 meter intervals. Any work done on the property is deductible from this royalty as work in lieu of payment.

Economic Analysis

Operating costs can be expected to be limited to mining costs, administrative costs and permitting costs. All up mining costs are estimated by local artisan miners at $8.00 per tonne.

Initial production is proposed by the company at 50,000 tonnes per year or 160 tonnes per day for 310 days working days per year. Crews will consist of two or three men who will produce 10 tonnes per manshift in these type of conditions. Thus the number of three man crews required would be 6 including miners, trammers, mechanics, electricians, and supervisors. A total compliment of laborers would be

between 18 and 24 men. An office staff consisting of an accountant, 1 secretary, 1 shift boss, 1 engineer, I purchaser/expediter and 1 general manager for an overall work force of 30 employees.

Total cost of production for this type of operation in China is expected to be ¥230 (US$34.33) per tonne. This estimate by the Chenxi County Hongyu Mining Company is for the year 2010 costs. Sale of the product to the buyer in Chenxi has been established at US$160 per tonne for run of mine material (World price is US$182.50.) at +30% P_2O_5. Although there are many unknowns there appears to be a healthy profit margin.

Adjacent Properties

There are numerous artisan mining operations (without title) along the phosphorite outcrops on the property and these artisan operations are likely to exist to the north and south of the Gaoping property.

No other operations were noted during our visit.

Other Relevant Data and Information

As is the case in other parts China and most other developing countries hidden fees and other costs may well surface as an operator commences production. These hidden costs would have to be taken into account.

Although labor is available in Chenxi County, good skilled labor may have to be imported. The mining contractor would usually take on this responsibility.

A large part of this phosphorite formation is undeveloped and other operators may become interested once a successful operation is underway, introducing competition into the area. As much as possible of the phosphorite beds in Tanjiachang Village Area should be protected. Hence the need for the Tanjiachang Exploration Concession. This concession provides first right protection for mining leases.

The development of a concentrator would overcome this situation by providing a superior product than available from the artisan miners.

One problem with these deposits for a small miner is that the phosphorite bed, dip angle is a little too shallow to allow the broken ore to slide down the stope footwall

and into the boxhole and chute. Production from the stopes will require some scraping with a slusher scraper combination. This increases the costs slightly and an increase in manpower would be required.

Observations, Interpretation and Conclusions

During the writers visit sampling of the faces confirmed the presence of P_2O_5 in the grades indicated by the earlier work. Detailed drilling trenching or sampling work would not enhance this scenario to any great extent. Drilling of diamond drill holes would not be particularly beneficial as there are several locations along the formation where adit access to the phosphorite could easily be made providing mining access for the sublevels and at the same time provide product for shipment.

This property is a small miners opportunity for a mine with large potential and long life.

The deposits are ideally configured for small scale hand mining. A few miners equipped with Jackleg drills, scrapers and slushers, would be all that is required here. Adit entry to a rail equipped main haulage and a mine ore bin at surface is all the ancillary equipment required to start production. The mining contractor would supply most of the remainder of the equipment required.

This deposit provides ample opportunities to develop working places repeatedly along the formation and progressively develop into a modern mining operation. The preliminary economic assessment supports this assertion.

At the present time the Gaoping Mining Lease as shown is inadequate to cover the potential for developing this property into a progressive mine. Mining should start at the 440 meter elevation and continue to the north along the mineralization. Such a method would drift off the lease to the east within a few meters of the collar of the adit. The lease should be expanded to cover the trace of the phosphorite bed at the 440 level for at least the length of the established lease.

There is no doubt in this writers mind that there is a profitable mining operation here to be developed by the first entrepreneurial individual able to put it together.

The granting of the Tanjiachang Exploration Concession broadens the potential of this project to a world class mining operation. With a potential of 58 million tonnes the project becomes significant in the mining of phosphates through the world.

Risk Analysis

The Gaoping phosphorite deposits are situated in such a position that there is little risk as to the tonnage and grade available on the Mining Lease. The primary exploration work has been done by the artisan miners and sufficient exposures are available to make an evaluation with confidence. The work recommended for the property is mine development and should be considered medium to low risk. A level of confidence with respect to the structure and the grades has been achieved based on the exploration development and production of the artisan miners.

The margin for profit appears to be significant but contracts for the mining and the marketing have not been established and engineered to be certain at this time.

The granting of the expanded mining lease has not been completed at this time.

The granting of the Tanjiachang Exploration License is covered by a Letter of Intent but the legal documents for the Tanjiachang Exploration License are not completed and this carries a small risk.

The geological and mining risks are considered minimal. As is usually the case in China the political risks are present. The writer is not in a position to assess these political risks but the Sterling team appears well connected in China and should be in a good position to handle these risks.

Site Inspection

The writer completed a site inspection of the property and infrastructure August 9th and 10th, 2011. The writer reviewed the conditions at the site, together with his field representative to confirm the presence of the phosphorite and to complete due diligence sampling of the deposit. The results of this sampling are included in Appendix I of this report.

Recommendations

The first and most important recommendation is to expand the mining lease to cover the projection of the phosphorite beds down dip to the 440 meter elevation.

Figure #10 Geology and Lease Plan

The second recommendation is to start detailed planning to establish a mining operation at Gaoping (Simengrong).

The third recommendation is to begin a trenching program on the Tanjiachang Exploration Concession. This trenching will make up the bulk of the exploration required to establish an estimate of tonnes and grade in this area.

The trenching should be at 100 meter intervals along the strike of the phosphorite bed. The outcrop is 17,000 meters long most of which would be accessible to trenching. It is estimated that 150 trenches would be required. These trenches could be kept reasonably short, say less than ten meters, and involve the moving of about 20 cubic meters of material. The trenches could be hand dug or by using a small backhoe. An estimated cost of trenching is provided by the local geologist at ¥80 or $12 per cubic meter or $240 per trench. Total trenching costs would be $36,000. Each trench would require 5 samples to be taken and assayed at a cost of ¥400 ($57) each for a total of 750 samples and a cost of $42,750.

Budget

Phase I		
Start up at Gaoping (Simengrong)		
Construction of Surface Installation.		
Purchase of Mining Equipment....................	$	500,000.00
Acquisition of Tanjiachang Exploration Concession...	$	10,000.00
Some of this will be reacquired through applied work Commitment credits		
Subtotal Phase I	$	510,00.00
Phase II		
Exploration of the Tanjiachang Exploration Concession		
Acquisition	$	1,000,000.00
Trenching..................................	$	36,000.00
Assaying	$	42,750.00
Other costs per the Chinese Report..		
Metallurgical tests................	$	3,000.00
Multi-element Tests..............	$	600.00
Pump tests.........................	$	15,000.00
Reporting..................................	$	30,000.00
Sub total Phase II	$	1,127,350.00
Sub total for Combined Phase I and Phase II	$	637,350.00
Contingencies at 15% of the work commitment	$	95,600.00
Grand Total	$	1,732,950.00

The cost the Acquisition of the Tanjiachang Exploration Concession is based on 58 million tonnes and a prepaid royalty of ¥1.5 per tonne amounting to $13.68 million. The payment of the royalty can be spread out over six years and a schedule of work credits is applied as payment in lieu. The exact numbers are therefore not possible to

be worked out. Basically this allows a mining company to proceed to develop the ming and cover these prepaid ryalties. It is designed avoid allowing a company to sit on the titles and not develop the mine.

A $1,000,000 allowance has been budgeted for the acquisition of the Tanjiachang Exploration Concession. This may or may not be reasonable depending on how the payments are required to be made.

References

March 2007- *"Resources and reserves Report on Gaoping Phosphate Mine, Tanjiachang Mine Zone of Chenxi County, Hunan Province."* -By: Hunan Hengju Geological Exploration Co., Ltd.

June 8th 2004 – *"General Geological Survey Report of Tanjiachang Phosphorite Mining Area, Chenxi County of Hunan Province."* – by: Information Center of Land and Resource Department, Hunan Province.

Bakr, Amena, 2009, Morocco's OCP to near double phosphate capacity: Manama, Bahrain, Reuters Africa, October 28, 2009. (Accessed October 30, 2009

Drummond, A.J., 2010, Minemakers—Aiming to become a world-class phosphate producer, *in* Phosphates 2010, Brussels, Belgium, March 22-24, 2010, Proceedings: London, United Kingdom, British Sulphur Events, 16 p.

Heller, Patrick, and Prud'homme, Michel, 2010, Fertilizer Outlook 2010-2014, *in* IFA Annual Conference, 78th, Paris, France, May 31–June 2, 2010, Proceedings: Paris, France, International Fertilizer Industry Association, 13 p.

Industrial Minerals, 2009a, Great Quest to explore phosphate: August 12. (Accessed August 14, 2009 at http://www.indmin.com/ Print.aspx?ArticleId=2272848.)

Industrial Minerals, 2009b, Oklo's Mali phosphate start-up: Industrial Minerals, November 16. (Accessed November 16, 2009 at http://www.indmin.com/ Print.aspx?ArticleId=2339415.)

Innophos Holdings, Inc., 2010, Form 10–K-2009: U.S. Securities and Exchange Commission, 96 p.

Jiang, David, 2006, Competence of thermal acid in the China context, *in* Phosphates 2006, Brussels, Belgium, April 23-25, 2006, Proceedings: London, United Kingdom, British Sulphur Events, p. 81-84.

Jasinski, Stephen M. January 2011, Phosphate Rock. U.S. *Geological Survey, Mineral Commodity Summaries.*

Monsanto Company, 2009, Form 10–K—Fiscal year 2009: U.S. Securities and Exchange Commission, 162 p.

Mosaic Company, The, 2010, Form 10–K—Fiscal year 2010: U.S. Securities and Exchange Commission, 230 p.

Potash Corp. of Saskatchewan, 2010, Form 10–K-2009: U.S. Securities and Exchange Commission, 46 p.

Slater, J.V., and Kirby, B.J., 2010, Commerical fertilizers 2008: Columbia, MO, Association of American Plant Food Control Officials, Inc., 41 p.

U.S. Census Bureau, 2010, Fertilizer materials and related chemicals-2009: U.S. Census Bureau MQ325B(09)-5, June, 7 p.

Wainio, Richard, 2009, 2009 state of the port address: Tampa, FL, Tampa Port Authority, December 3, 37 p. (Accessed February 15, 2010, at

Date and Signature Page

Respectfully submitted this 1st day of November, 2011, at Kelowna, B.C..

N.L.Tribe, P.Eng.

Certificate

I, NORMAN LLOYD TRIBE, P. Eng., of 2611 Springfield Rd. in the City of Kelowna, Province of British Columbia, hereby certify as follows:
I am a Consulting Professional Geological Engineer registered (#11,330) with the Association of Professional Engineers and Geoscientists of British Columbia since 1978.
I am a Consulting Geologist with an office at 2611 Springfield Road, Kelowna, B.C., V1X 1B9.
I am independent of Sterling Group Ventures Inc., Hong Kong Silver Castle Investments and Chenxi County Hongyu Mining Co. as defined in Section 1.4 of NI43-101. I have no interest, past or present either company or in the Tanjiachang Phosphorite property nor do I have any intention of having any interest in the future. I have not had prior involvement with the property that is the subject of the Technical Report.

I am a registered Professional Engineer of the Province of British Columbia. Registration Number 11330.
I graduated with a degree of Bachelor of Applied Science in geological Engineering, from the University of British Columbia in 1964.
I have worked as a geological engineer for a total of 47 years since my graduation from the University of B.C. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

Although I have limited experience in phosphorite mineralization in particular I have wide ranging experience in bedded deposits such as the Tanjiachang phosphorite. My experience in property evaluation has covered more than 50 countries and hundreds of properties throughout the world. I have extensive knowledge of sampling and assay techniques more than adequate to evaluate a property at its preliminary stage of development.

I am responsible for the technical report entitled "Property Evaluation Report for the Gaoping Phosphate Property Tanjiachang Phosphorite Area, Chenxi County, Hunan Province, Peoples Republic of China" dated November 1st, 2011. I visited the Gaoping property on August 9th and 10th 2011.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading. As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

This report dated November 1st, 2011 is based on data collected from published sources, from the files of Sterling Group Ventures Inc. and by the writer during a visit to the property an August 9th and 10th, 2011, and from samples collected at the site, August 10th, 2011.
Dated at Kelowna, Province of British Columbia this 7th day of November, 2011.



Norman Lloyd Tribe, P. Eng. Consulting Geologist.
Email: nta@shaw.ca
Tel: (250) 860 7661

Consent of Qualified Person

TO: British Columbia Securities Commission
Alberta Securities Commission
TSX Venture Exchange Inc.

RE: Property Evaluation Report for the Gaoping Phosphate Property Tanjiachang Phosphorite Area, Chenxi County, Hunan Province, Peoples Republic of China dated November 1st, 2011 (the "Report")

I, the undersigned, am an author of the Report. I hereby consent to the SEDAR filing and/or public filing in any other manner of the Report with the offices of the British Columbia Securities Commission and the Alberta Securities Commission. I further hereby consent to the use of extracts from, or a summary of, the Report in the filing statement dated November 1st, 2011 (the "Filing Statement") filed by Sterling Group Ventures Inc. (the "Company").

I confirm that I have read the Filing Statement and that the disclosure in the Filing Statement fairly and accurately represents the information in the Report that supports the disclosure in the Filing Statement.

I do not have any reason to believe that there are any misrepresentations in the information contained in the Filing Statement that is derived from the Report or that the written disclosure contains any misrepresentation of the information contained in the Report.

DATED this 1st day of November, 2011.

Norman Tribe, P. Eng.
Qualified Person

Appendix I   Assay Certificates

ALS Minerals
ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 16-SEP-2011
Account: NTRIBE

CERTIFICATE VA11162816

Project:
P.O. No.:
This report is for 5 Rock samples submitted to our lab in Vancouver, BC, Canada on 17-AUG-2011.
The following have access to data associated with this certificate:
N. TRIBE

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
WEI-21	Received Sample Weight
LOG-22	Sample login - Rcd w/o BarCode
CRU-31	Fine crushing - 70% <2mm
SPL-21	Split sample - riffle splitter
PUL-31	Pulverize split to 85% <75 um
PUL-QC	Pulverizing QC Test

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	INSTRUMENT
ME-XRF06	Whole Rock Package - XRF	XRF
OA-GRA06	LOI for ME-XRF06	WST-SIM

To: N. TRIBE & ASSOCIATES LTD.
ATTN: N. TRIBE
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature:
Colin Ramshaw, Vancouver Laboratory Manager

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 16-SEP-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11162816

Sample Description	Method	WEI-21	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06	ME-XRF06
	Analyte	Recvd Wt.	SiO2	Al2O3	Fe2O3	CaO	MgO	Na2O	K2O	Cr2O3	TiO2	MnO	P2O5	SrO	BaO	LOI
	Units	kg	%	%	%	%	%	%	%	%	%	%	%	%	%	%
	LOR	0.02	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.001	0.01	0.01	0.01
WP53		1.18	25.70	1.53	0.92	38.72	0.43	0.14	0.55	<0.01	0.03	0.05	28.176	0.12	0.13	1.90
WP54		0.90	19.14	1.34	1.15	42.75	0.24	0.15	0.40	<0.01	0.05	0.04	31.841	0.16	0.09	1.57
WP56		0.96	49.30	0.91	0.44	26.99	0.15	0.10	0.14	<0.01	<0.01	0.01	19.400	0.10	0.03	1.59
WP57		0.56	15.74	1.20	1.41	44.12	0.20	0.18	0.39	<0.01	0.03	0.02	32.859	0.17	0.20	1.62
WP85		0.46	68.90	9.66	4.51	2.78	1.11	0.06	2.51	0.01	0.87	0.01	2.152	0.01	0.18	5.36

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 16-SEP-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11162816

Sample Description	Method Analyte Units LOR	ME-XRF06 Total % 0.01
WP53		98.39
WP54		98.91
WP56		99.15
WP57		98.13
WP85		98.12

ALS Minerals

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE VA11194996

Project:
P.O. No.:
This report is for 5 Rock samples submitted to our lab in Vancouver, BC, Canada on 28-SEP-2011.
The following have access to data associated with this certificate:
N. TRIBE

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
FND-02	Find Sample for Addn Analysis

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	INSTRUMENT
ME-MS81	38 element fusion ICP-MS	ICP-MS

To: N. TRIBE & ASSOCIATES LTD.
ATTN: N. TRIBE
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature:
Colin Ramshaw, Vancouver Laboratory Manager

ALS Minerals
ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11194996

Sample Description	Method Analyte Units LOR	ME-MS81 Ba ppm 0.5	ME-MS81 Ce ppm 0.5	ME-MS81 Co ppm 0.5	ME-MS81 Cr ppm 10	ME-MS81 Cs ppm 0.01	ME-MS81 Dy ppm 0.05	ME-MS81 Er ppm 0.03	ME-MS81 Eu ppm 0.03	ME-MS81 Ga ppm 0.1	ME-MS81 Gd ppm 0.05	ME-MS81 Hf ppm 0.2	ME-MS81 Ho ppm 0.01	ME-MS81 La ppm 0.5	ME-MS81 Lu ppm 0.01	ME-MS81 Mo ppm 2
WP53		1255	38.2	1.2	20	0.57	5.50	3.53	1.47	2.9	6.05	0.4	1.23	29.4	0.37	<2
WP54		865	38.4	1.6	20	0.57	5.37	3.36	1.36	2.3	6.10	0.5	1.15	33.3	0.34	<2
WP56		364	8.4	0.7	20	0.53	1.35	0.94	0.41	1.3	1.37	0.2	0.30	7.8	0.12	<2
WP57		1900	27.5	1.5	20	0.34	3.87	2.55	1.03	1.6	4.33	0.3	0.86	26.1	0.26	<2
WP85		1855	45.6	5.8	120	4.23	5.83	3.77	1.28	14.2	5.89	3.4	1.26	31.2	0.48	7

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

ALS Minerals

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11194996

Sample Description	Method	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81	ME-MS81
	Analyte	Nb	Nd	Pr	Rb	Sm	Sn	Sr	Ta	Tb	Th	Tl	Tm	U	V	W
	Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
	LOR	0.2	0.1	0.03	0.2	0.03	1	0.1	0.1	0.01	0.05	0.5	0.01	0.05	5	1
WP53		3.0	25.7	6.38	12.9	5.11	<1	1130	0.2	0.82	1.57	<0.5	0.44	7.47	25	2
WP54		1.7	26.9	6.75	10.8	5.43	<1	1505	0.1	0.82	1.56	<0.5	0.44	9.25	29	2
WP56		0.7	5.6	1.39	5.0	1.17	<1	1005	<0.1	0.20	0.67	<0.5	0.13	3.33	14	1
WP57		1.1	19.8	4.84	6.5	3.93	<1	1575	0.1	0.57	1.16	<0.5	0.32	7.83	33	2
WP85		10.3	27.6	7.14	60.9	5.90	1	139.5	0.7	0.88	5.81	0.7	0.52	10.70	136	4

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11194996

Sample Description	Method / Analyte / Units / LOR	ME-MS81 Y ppm 0.5	ME-MS81 Yb ppm 0.03	ME-MS81 Zr ppm 2
WP53		55.2	2.65	19
WP54		54.1	2.42	20
WP56		12.4	0.79	9
WP57		39.6	1.86	14
WP85		42.0	3.37	133

Appendix II   Letter of Intent.

And "Plant Agreement.pdf"

Letter of Intent

Regarding the development of Tanjiachang Phosphate Deposit between Chenxi County Merchants Bureau, Hunan Province, China and Chenxi County Hongyu Mining Co. Ltd.

Party A: Chenxi County Merchants Bureau, Hunan Province, China

Party B: Chenxi County Hongyu Mining Co. Ltd.

Chenxi County Hongyu Mining Co. Ltd is an enterprise for the development of mining and processing set up in Chenxi County of Hunan Province and held by Hong Kong Silver Castle Investments Ltd. Chenxi County Hongyu Mining Co. Ltd has obtained a mining permit in Tanjiachang village (mining permit number is C4300002009116120048322). In order to fully utilize advanced phosphate resources in Chenxi county, and intensify integration of phosphate resources, further improve to add value to the products, and promote local economy, through both parties friendly negotiation, the following letter of intent has been reached for the development of Tanjiachang phosphate:

1. Project name

   The development of Tanjiachang village deposit

2. Investment scale

   The total investment for the project shall not be less than RMB 20 million Yuan

3. The construction content of the project

   After Party B's site visit, Party B has intention to develop the Tanjiachang village phosphate and conduct entire planning for the phosphate in this area, and intensify integration of phosphate resources and produce value added products.

4. The responsibilities and obligations of both parties

   4.1 party A shall organize related people to assist Party A to invest in the development of Tanjiachang village phosphate..

   4.2 Party B shall take care of early stage study, feasibility study of phosphate development, and put forward development and utilization plan according to

related China regulations and laws, Party B itself shall obtain mining rights for the resources in this project through legal procedure and make resource fees according to the regulations.

4.3 The organization for the development of this project shall be foreign joint venture. When the company is established and registered, the shareholders shall make contributions for registered capital according to related regulations.

4.4 When the project is formally operated, Party A shall apply to county government to list this project as key project of the county, and form a coordination and supervision team to assist the Company to deal with related issues.

5. Preferential policies

5.1 Party B shall enjoy preferential policies for foreign joint ventures from the China government by law.

5.2 For the other applications by Party B, both parties shall consult each other. When both parties reach agreement, then Party A shall issue formal meeting minutes and ensure to be implemented.

6. Other issues

6.1 Other issues that are not discussed here shall be based on formal contract. There are four copies of this letter of intent. Each party holds two copies.

Party A: Chenxi County Merchants Bureau

Authorized person: Jie Zhang

Party B: Silver Castle Investments Ltd.

Authorized person: Xuxin Shao

Date: July 8, 2011.

LETTER OF INTENT.

湖南省辰溪县谭家场乡磷矿开发
项目投资意向书

甲方：辰溪县商务局

乙方：玉殿（香港）投资有限公司

辰溪县宏宇矿业有限公司是由香港玉殿投资有限公司控股的一家港资矿业开发企业，已经在谭家场乡获得一个磷矿采矿证（原取得开采证号：C4300002009116112004832 2）。为了充分利用辰溪县优势磷矿资源，加快矿产资源项目招商进度，加大磷矿资源整合力度，进一步提高产品附加值，促进当地经济发展，经过双方友好协商，就投资谭家场乡磷矿开发项目事宜签订如下意向：

一、项目名称

谭家场乡磷矿开发。

二、投资规模

项目总投资不少于2000万。

三、项目建设内容

乙方经过现场勘测，有意向在谭家场乡磷矿从事磷矿的开发，对该片区磷矿开发进行整体规划，加大磷矿资源整合以及深加工力度。

四、双方的责任与义务

1、甲方组织相关人员，协助乙方就投资谭家场乡磷矿开发项目一事开展前期相关工作。

2、乙方承担磷矿开发的前期可研、论证，并提出开发利用方案并按中国有关法律、法规，通过合法程序，自行获取该项目资源的开采权，并按规定交纳资源费。

3、该项目开发主体必须是中外合资企业，公司注册成立后，必须依相关规定按期注入注册资金。

4、项目正式运作后，甲方向县政府争取将项目列入重点项目，成立项目协调领导小组，协助企业处理相关事项。

五、优惠政策

1、乙方依法享有国家对中外合资企业的优惠政策。

2、乙方提出的其他申请，双方采取"一事一议"的方式协商，商议一致后，甲方以会议纪要的方式予以明确。

六、其他事项

未尽事宜，以正式合同书为准。本意向书一式四份，甲乙方双方各执两份。

甲方：辰溪县商务局　　　　乙方：玉殿（香港）投资有限公司

授权代表：　　　　　　　　授权代表：

2011年 7月 8 日

PLANT AGREEMENT

辰溪县磷选矿加工项目协议书

甲 方：辰溪县人民政府

乙 方：宜昌立烽商贸有限责任公司

PLANT AGREEMENT

为充分利用辰溪县优势磷矿资源，加大磷矿资源整合力度，进一步提高产品附加值，拉长产业链，促进地方经济发展，经过乙方多次实地考察，甲乙双方数次友好协商，决定在辰溪县建立磷矿深加工企业，双方秉承"公平、公正、诚信、互惠"的原则，签订协议如下：

一、项目名称

辰溪县磷选矿加工项目

二、投资生产规模

项目总投资 2000 万元，由乙方独资兴建年产 20 万吨磷精矿的浮选式磷选矿加工企业。

三、企业选址

项目企业建设用地约 50 亩，根据工艺设计，需建设~~初选~~厂和精选厂，由甲方协助乙方根据生产需要选择合适建设用地。

四、优惠政策

企业享受的优惠政策，按"一企一议"制度形成政府专题会

议纪要。规划谭家场乡所有磷矿资源全部归口该公司管理开采，保证选厂有足够的资源。

五、甲方责任

1、组织成立项目协调领导小组，负责项目协调工作和矛盾纠纷处理，确保项目企业建设、生产进展顺利。

2、负责将该项目企业列为辰溪县人民政府挂牌保护单位，除安全和税收检查外，其他单位不能随意无故扰乱企业正常生产秩序。

六、乙方责任

1、必须在甲方境内注册成立具有独立法人资格的公司，总投资2000万元，不能随意减少投资。

2、精选厂必须在2007年12月31日前正常投工生产，产品须深加工，严禁初选矿销售。

3、企业必须遵守国家环保政策，“三废”须按环保要求达标排放。

七、其它事项

本协议未尽事项，甲、乙双方签订补充协议或甲方形成专题会议纪要，予以明确。

八、本协议自甲乙双方签字时生效。

九、本协议一式四份，甲、乙双方各执两份。

甲　　方（盖章）
辰溪县人民政府

甲方代表：

乙　　方（盖章）
宜昌立峰[illegible]有限责任公司

乙方代表：

签约时间：2006.12.9日

签约地点：湖南省怀化市

签约活动：2006年湖南西部经贸洽谈（农博）会

Appendix III Environment Impact Study Approval

预审意见：

该项目可行，同意环评意见。

公章

经办人：罗玉衡　　　　2006年9月16日

下一级环境保护行政主管部门审查意见：

同意该项目建设，但项目在建设过程中必须按照《报告表》提出的具体治理措施进行项目设计和建设，并及时落实污染治理资金。项目建成投产后，必须依照《报告表》提出的环保治理措施要求进行项目环保验收，且经环保验收合格后方可正式投入生产。同时，业主必须按所签订的目标责任书的要求执行。

公章

经办人：杨玫　　　　2006年9月18日